Exhibit 10.3

FORM OF INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT (this “Agreement”) is made and entered into as of                           , by and between Deerfield Capital Corp., a Maryland corporation (the “Company”), and the undersigned (the “Indemnitee”).

WHEREAS, the Indemnitee is currently serving as a member of the board of directors of the Company (the “Board”) and/or as an officer of the Company and has agreed to continue to diligently serve the Company in such capacity;

WHEREAS, in order to induce Indemnitee to continue to serve in such capacity, the Company wishes to grant and secure to Indemnitee as permitted by Section 2-418 of the Corporations and Associations Article of the Annotated Code of Maryland (the “MGCL”) indemnification and advancement rights to the fullest extent permitted by Maryland law as the same exist or may hereafter be revised, whether or not expressly provided for in the Company’s Charter, Bylaws or other provisions of the MGCL.

NOW, THEREFORE, in consideration of the Indemnitee’s agreement to diligently serve the Company and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Indemnification and Advancement of Expenses.

(a)           If the Indemnitee is made a party or is threatened to be made a party to or is otherwise involved, whether or not a party thereto, in any possible, threatened, pending or completed action, suit, demand, arbitration, or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “Proceeding”) or otherwise incurs, suffers, sustains or becomes subject to any expense, liability, damage, costs, obligations, penalties, claims or losses (including, without limitation, attorneys’ fees and expenses, judgments, fines, Employee Retirement and Income Security Act  excise taxes or penalties and amounts paid or to be paid in settlement) (collectively, “Losses”), arising out of, relating to, based upon, in connection with or due to the fact that the Indemnitee is or was serving as a director (including, without limitation, as a member of any committee of the Board) and/or officer of the Company, any predecessor of the Company or any subsidiary of the Company, or is or was serving at the request of the Company as a director, trustee or officer of another corporation, partnership, joint venture, trust, or other enterprise, including service with respect to an employee benefit plan (such service as a director, committee member, officer or other service at the request of the Company being referred to collectively as the “Official Capacity” of the Indemnitee), the Indemnitee shall be indemnified and held harmless by the Company to the fullest extent permitted by Maryland law against all Losses incurred, suffered or sustained by the

Indemnitee or to which the Indemnitee became subject in connection with such service, including without limitation any such Losses arising, directly or indirectly, out of facts and circumstances in existence prior to the time the Indemnitee began to serve the Company in such Official Capacity, whether or not known to or ascertainable by the Indemnitee at the time such Official Capacity commenced, except with respect to (i)  a Proceeding by or in the right of the Company to procure a judgment in its favor (other than as described in Section 1(b)), or (ii) a Proceeding initiated by or on behalf of the Indemnitee against the Company (other than as described in Section 2) which Proceeding was not authorized by the Board (for purposes of this clause (ii), a compulsory counterclaim by the Indemnitee against the Company in connection with a Proceeding initiated against the Indemnitee by the Company shall not be considered to be a Proceeding initiated by or on behalf of the Indemnitee). Such indemnification as described in this Section 1(a) shall continue as to the Indemnitee after the Indemnitee has ceased to serve in his or her Official Capacity as set forth above, and shall inure to the benefit of the Indemnitee’s heirs, executors, administrators, conservators and guardians.

(b)           In the case of a Proceeding by or in the right of the Company or any subsidiary of the Company to procure a judgment in its favor, the Indemnitee shall be entitled to indemnification as provided in Section 1, except in respect of any proceeding in which the Indemnitee shall have been adjudged liable to the Company by a court having jurisdiction over the matter.  The Indemnitee shall be entitled to indemnification for any judgment, fines or amounts paid in settlement to the Company in connection with such Proceeding.

(c)           The rights conferred upon the Indemnitee by this Agreement shall include the right to be paid or reimbursed by the Company for any Losses from time to time incurred, suffered or sustained by the Indemnitee or to which the Indemnitee became subject in connection with any such service, including, without limitation, reasonable expenses actually incurred in connection with any such Proceeding or other action in advance of its final disposition (hereinafter an “Advancement of Expenses”); provided, however, that such Advancement of Expense shall be made (without further inquiry by the Company or the Board) upon and only upon delivery to the Company of (i) a written affirmation by the Indemnitee of the Indemnitee’s good faith belief that the standard of conduct necessary for indemnification by the Company as authorized by the MGCL has been met and (ii) a written undertaking by or on behalf of the Indemnitee to repay any Advancement of Expenses if it shall ultimately be determined by a final, nonappealable judicial decision that the Indemnitee has not met the applicable  standard of conduct necessary for indemnification under the MGCL.  Any such undertaking shall be an unlimited general obligation of the Indemnitee but need not be secured and shall be accepted by the Company without reference to financial ability to make repayment.

(d)           If the Indemnitee is successful, on the merits or otherwise, in defending one or more but less than all claims, issues or matters in such Proceeding (including dismissal without prejudice of certain claims), the Company shall indemnify the Indemnitee against any Losses including, without limitation, reasonable expenses actually incurred by the Indemnitee or on the Indemnitee’s behalf in defending each such successfully resolved, claim, issue, or matter.

(e)           Notwithstanding any other provision of this Agreement, to the extent that the Indemnitee, by reason of such Indemnitee’s Official Capacity is, or is threatened to become, a witness for any reason in any Proceeding in which such Indemnitee is not a party, such Indemnitee shall be indemnified against any Losses (and be entitled to Advancement of Expenses pursuant to clause 1(c) hereof) including, without limitation, reasonable expenses actually incurred by or on behalf of such Indemnitee in connection therewith.

(f)            Without diminishing or impairing the indemnification obligations of the Company hereunder or under Maryland law or the charter of by-laws of the Company, if, for any reason, Indemnitee shall elect or be required to pay all or any portion of any Losses with respect to which the Company is jointly liable with Indemnitee (or would be if joined in such Proceeding), to the maximum extent permitted by Maryland law now or hereafter in force the Company shall contribute to the amount of such Losses actually incurred and paid or payable by Indemnitee in proportion to the relative benefits received by the Company and all officers, directors or employees of the Company other than Indemnitee who are jointly liable with Indemnitee (or would be if joined in such Proceeding), on the one hand, and Indemnitee, on the other hand, from the transaction from which such Proceeding arose; provided, however, that the proportion determined on the basis of relative benefit may, to the extent necessary to conform to law, be further adjusted by reference to the relative fault of the Company and all officers, directors or employees of the Company other than Indemnitee who are jointly liable with Indemnitee (or would be if joined in such Proceeding), on the one hand, and Indemnitee, on the other hand, in connection with the events that resulted in such expenses, judgments, fines or amounts paid in settlement, as well as any other equitable considerations.  The relative fault of the Company and all officers, directors or employees of the Company other than Indemnitee who are jointly liable with Indemnitee (or would be if joined in such Proceeding), on the one hand, and Indemnitee, on the other hand, shall be determined by reference to, among other things, the degree to which their actions were motivated by intent to gain personal profit or advantage, the degree to which their liability is primary or secondary, and the degree to which their conduct is active or passive.

Section 2.   Determination that Indemnitee is Entitled to Indemnification; Right of Indemnitee to Enforce Indemnification and Advancement Obligations.

(a)   To obtain indemnification under this Agreement, Indemnitee shall submit to the Company a written request therefor.  A determination, if required by applicable law, with respect to Indemnitee’s entitlement thereto shall be made in the specific case and within 50 days after the Indemnitee’s written request therefor, by the Board of Directors in accordance with any applicable provisions of the MGCL or, at the election of the Indemnitee, by special legal counsel (which counsel shall be selected by the Board of Directors if required by the MGCL) in a written opinion to the Board, a copy of which shall be delivered to Indemnitee.  Such special legal counsel shall be a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past two years has been, retained to represent (i) the Company or the Indemnitee in any matter material to either party, or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder.  The Indemnitee shall be entitled to object to the Board’s selection of  special legal counsel if the counsel so selected does not meet the requirements for independence set forth in this Section 2(a); if Indemnitee shall so object (which right of objection may be exercised no more than two times), the Board of Directors shall designate an alternative special legal counsel that meets the requirements for independence set forth in this Section 2(a).

(b)           If it is so determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within ten (10) days after such determination.  Indemnitee shall cooperate with the special legal counsel making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to such counsel upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any costs or expenses (including attorneys’ fees and disbursements) incurred by Indemnitee in so cooperating with the Independent Counsel shall be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and the Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom.

(c)           If a claim under (x) Section 1(a) or 1(b) of this Agreement, with respect to any right to indemnification is not paid in full by the Company within sixty (60) days after a written claim for indemnification has been received by the Company, or (y) Section 1(c) of this Agreement (provided the Indemnitee has provided the undertaking contemplated thereby), with respect to any right to the Advancement of Expenses is not paid in full by the Company within twenty (20) days after a written claim for Advancement of Expenses is received by the Company, then the Indemnitee shall be entitled at any time thereafter to bring suit against the Company to recover the unpaid amount of any such claim.  If successful in whole or in part in any such suit, the Indemnitee shall be entitled additionally to be paid, and to seek as an award in connection with any such suit, the cost and expenses (including reasonable attorneys’ fees) actually incurred by Indemnitee in prosecuting such suit.  Neither the failure of the Company (including its Board or special legal counsel) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met any applicable standard of conduct set forth in the MGCL, nor an actual determination by the Company (including its Board or  special legal counsel) that the Indemnitee has not met any such applicable standard of conduct, shall be a defense to the suit or create a presumption for purposes thereof that the Indemnitee has not met any applicable standard of conduct necessary for indemnification by the Company as authorized by the MGCL.

(d)           In any suit brought by the Indemnitee seeking to enforce a right to indemnification or to an Advancement of Expenses under this Agreement, the burden shall be on the Company to prove that the Indemnitee is not entitled to be indemnified or to receive such Advancement of Expenses under this Agreement.

Section 3.               Rights Not Exclusive. The rights provided hereunder shall not be deemed exclusive of any other right to which the Indemnitee may be entitled or hereafter may acquire under any statute, provision of the Company’s Charter or Bylaws, each as from time to time amended, agreement, vote of shareholders, or determination by disinterested directors or special legal counsel or otherwise, and shall continue as to the Indemnitee after the Indemnitee has ceased to serve in his or her Official Capacity or as otherwise set forth in this Agreement and shall inure to the benefit of the Indemnitee’s heirs, executors, administrators, conservators and guardians.

Section 4. D&O Insurance.

(a)           The Company hereby covenants and agrees that, so long as Indemnitee shall continue to serve in his or her Official Capacity and thereafter so long as Indemnitee shall be subject to any possible, threatened, pending or completed Proceeding arising out of, relating to, based upon, in connection with or due to the fact that Indemnitee was serving in such Official Capacity, the Company shall maintain in full force and effect or provide through a corporate affiliate or otherwise for Indemnitee to be covered by directors’ and officers’ liability insurance in a commercially reasonable amount  issued by one or more financially sound and reputable insurers (the “D&O Insurance”).

(b)           With respect to the obligations of the Company to maintain D&O Insurance as set forth in this Section 4, the Company shall not be obligated to make annual premium payments for any such insurance to the extent that such premiums exceed 200% of the premiums being paid by or for the benefit of the

Company as of the date hereof for such insurance and, if such premiums for such insurance would at any time exceed 200% of such current premium, then the Company shall cause to be maintained policies of insurance which, in the good faith determination of the Board, provide the maximum coverage available at an annual premium equal to 200% of such current premium.

(c)           The provision of D&O Insurance as provided in this Section 4 shall be in addition to the Company’s obligations under Section 1 and shall not be deemed to be in satisfaction of those obligations.

Section 5. Settlement.  The Company shall not settle any Proceeding in any manner which would impose any fine, penalty or any obligation on the Indemnitee without the Indemnitee’s prior written consent.  The Indemnitee shall not unreasonably withhold consent to any proposed settlement.

Section 6. Subrogation.  (a) The Company hereby acknowledges and agrees that (i) the Company shall be the indemnitor of first resort with respect to any obligation of the Company to Indemnitee under this Agreement, including the Company’s obligations to provide indemnification and Advancements of Expenses to Indemnitee under this Agreement (the “Indemnity Obligations”), (ii) the Company shall be primarily liable for all Indemnification Obligations and any indemnification afforded to Indemnitee in respect of any Proceeding, Loss, Advancement of Expenses or matter that is the subject of Indemnity Obligations, whether created by law, organizational or constituent documents, contract (including this Agreement) or otherwise, (iii) any obligation of any other Persons with whom or which Indemnitee may be associated (including, without limitation, Columbus Nova, Bounty Investments, LLC and any affiliate of Columbus Nova or Bounty Investments LLC, other than the Company and its subsidiaries (collectively, the “Columbus Nova Entities”)) to indemnify and/or make an Advancement of Expenses to Indemnitee in respect of any Proceeding shall be secondary to the obligations of the Company hereunder, (iv) the Company shall be required to indemnify Indemnitee and make Advancements of Expenses to Indemnitee hereunder to the fullest extent provided herein without regard to any rights Indemnitee may have against any other Person with whom or which Indemnitee may be associated (including, without limitation, any Columbus Nova Entity) or insurer of any such Person and (v) the Company irrevocably waives, relinquishes and releases any other Person with whom or which Indemnitee may be associated (including, without limitation, any Columbus Nova Entity) from any claim of contribution, subrogation or any other recovery of any kind in respect of amounts paid by the Company hereunder.  In the event any other Person with whom or which Indemnitee may be associated (including, without limitation, any Columbus Nova Entity) or their insurers advances or extinguishes any Proceeding, or Loss which is the subject of any Indemnity Obligation owed by the Company or payable under any insurance policy provided under this Agreement, the payor shall have a right of subrogation against the Company or its insurer or insurers for all amounts so paid which would otherwise be payable by the Company or its insurer or insurers under this Agreement.  In no event will payment of an Indemnity Obligation of the Company under this Agreement by any other Person with whom or which Indemnitee may be associated (including, without limitation, any Columbus Nova Entity) or their insurers affect the obligations of the Company hereunder or shift primary liability for any Indemnity Obligation to any other Person with whom or which Indemnitee may be associated (including, without limitation, any Columbus Nova Entity).  Any indemnification, insurance and/or Advancements of Expenses provided by any other Person with whom or which Indemnitee may be associated (including, without limitation, any Columbus Nova Entity) with respect to any liability arising as a result of Indemnitee’s Official Capacity is specifically in excess over any Indemnity Obligation of the Company and any collectible insurance (including but not limited to any malpractice insurance or professional errors and omissions insurance) provided by the Company under this Agreement, and any obligation to provide indemnification, insurance and/or Advancements of Expenses provided by any other Person with whom or which Indemnitee may be associated (including, without limitation, any Columbus Nova Entity) shall be reduced by any amount that Indemnitee collects from the company as an indemnification payment or Advancement of Expenses pursuant to this Agreement.

(b)           In the event of any payment under this Agreement, the Company shall not be subrogated to and hereby waives any rights to be subrogated to any rights of recovery of Indemnitee, including rights of indemnification provided to Indemnitee from any other person or entity with whom Indemnitee may be associated (including, without limitation, any Columbus Nova Entity) as well as any rights to contribution that might otherwise exist; provided, however, that the Company shall be subrogated to the extent of any such payment of all rights of recovery of Indemnitee under insurance policies of the Company or any of its subsidiaries.

Section 7. Severability.        In the event that any provision of this Agreement is determined by a court to require the Company to do or to fail to do an act which is in violation of applicable law, such provision shall be limited or modified in its application to the minimum extent necessary to avoid a violation of law, and, as so limited or modified, such provision and the balance of this Agreement shall be enforceable in accordance with their terms.

Section 8. Choice of Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Maryland, including applicable statutes of limitations and other procedural statutes.

Section 9. Successor and Assigns. This Agreement shall be (i) binding upon all successors and assigns of the Company (including any transferee of all or substantially all of its assets and successor by merger, consolidation or otherwise by operation of law) and (ii) shall be binding on and inure to the benefit of the heirs, executors, administrators, conservators and guardians of Indemnitee.

Section 10. Amendment.  No amendment, modification, supplement, or repeal of this Agreement or any provision hereof shall be binding unless executed in writing by both of the parties hereto.  No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.  No amendment, modification, supplement, or repeal of this Agreement or of any provision hereof shall limit or restrict any rights of the Indemnitee under this Agreement in respect of any action taken or omitted by the Indemnitee in or by reason of the Indemnitee’s Official Capacity prior to such amendment, modification, supplement or repeal.

Section 11. Waiver of Jury Trial.  The Company and the Indemnitee hereby waive any rights either may have to trial by jury in respect of any litigation arising out of, relating to, based upon or in connection with this Agreement.

Section 12. Limitation of Liability.  The Indemnitee shall not be personally liable to the Company or its shareholders for monetary damages; provided, however, that the foregoing shall not eliminate or limit the liability of the Indemnitee: (i) to the extent that it is proved that the person actually received an improper benefit or profit in money, property, or services, for the amount of the benefit or profit in money, property, or services actually received; or (ii) to the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding in the proceeding that the person’s action or failure to act was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.  If Maryland law shall be amended to permit further elimination or limitation of the personal liability of directors, then the liability of the Indemnitee shall, automatically, without any further action, be eliminated or limited to the fullest extent permitted by Maryland law as so amended.

Section 13.             Effect of Federal Laws.   Notwithstanding any other provisions contained herein, this Agreement is subject to the requirements and limitations set forth in federal laws, rules, regulations and orders regarding indemnification and advancement of expenses.

Section 14.             Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement.  Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

Section 15.             Third-Party Beneficiaries.  The Columbus Nova Entities are intended third-party beneficiaries of this Agreement.

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IN WITNESS WHEREOF, the Company and the Indemnitee have executed this Indemnification Agreement as of the day and year first set forth above.

DEERFIELD CAPITAL CORP.

By:
Name:
Title:

INDEMNITEE

Name: